EXHIBIT 10.1

INDEMNITY AGREEMENT
This Indemnity Agreement (this “Agreement”) is made and entered into on __________, 2013, by and between PROS Holdings, Inc., a Delaware corporation (the “Company”), and _____________ (“Indemnitee”).
RECITALS:
A.    Indemnitee, as a director and/or an executive officer of the Company, performs valuable services for the Company.
B.    The Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for corporate directors, officers, employees, controlling persons, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.
C.    The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.
D.    The Company’s Bylaws (the “Bylaws”) and Certificate of Incorporation provide for the indemnification of the officers, directors, agents and employees of the Company to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended (“DGCL”).
E.    Indemnitee does not regard the current protection available for the Company’s directors, officers, employees, controlling persons, agents and fiduciaries as adequate under the present circumstances, and Indemnitee and other directors, officers, employees, controlling persons, agents and fiduciaries of the Company may not be willing to serve or continue to serve in such capacities without additional protection.
F.    The Bylaws, the Company’s Certificate of Incorporation and the DGCL, by their non-exclusive nature, permit contracts between the Company and its directors, officers, employees, controlling persons, agents or fiduciaries with respect to indemnification of such directors.
G.    The Company (a) desires to attract and retain the involvement of highly qualified individuals, such as Indemnitee, to serve the Company and, in part, in order to induce Indemnitee to be involved with the Company and (b) wishes to provide for the indemnification and advancing of expenses to Indemnitee to the maximum extent permitted by law. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified.
H.    In view of the considerations set forth above, the Company desires that Indemnitee be indemnified by the Company as set forth herein.
AGREEMENT:
Now, therefore, in consideration of Indemnitee’s service to the Company, the parties hereto agree as follows:
1.    Indemnity of Indemnitee. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, as amended (the “Certificate”), the Company’s Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law,

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statute or rule which expands the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 10(a) hereof.
2.    Additional Indemnity. In furtherance of rights to indemnification provided in Section 1, and without limiting the generality thereof, the Company hereby agrees to hold harmless and indemnify the Indemnitee:
(a)    Against any and all Expenses (as hereinafter defined) incurred by Indemnitee, as set forth in Section 3(a) below; and
(b)    Otherwise to the fullest extent not prohibited by the Certificate, the Bylaws or the DGCL.
3.    Indemnification Rights.
(a)    Indemnification of Expenses. The Company shall indemnify and hold harmless Indemnitee, together with Indemnitee’s partners, affiliates, employees, agents and spouse and each person who controls any of them or who may be liable within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding, arbitration or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee and the Company believe might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”), whether by or in the right of the Company or otherwise, against (i) any and all expenses (including reasonable attorneys’ fees) and all other costs, reasonable expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, a Claim, (ii) judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in writing in advance by the Company, which approval shall not be unreasonably withheld) of a Claim and (iii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing (collectively, hereinafter “Expenses”) , incurred by Indemnitee by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, controlling person, agent or fiduciary of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, controlling person, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action, inaction, negligence or active or passive wrongdoing on the part of Indemnitee while serving in such capacity including, without limitation, any and all Expenses arising under or relating to the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto (hereinafter an

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“Indemnification Event”). The Company shall make such payment of Expenses as soon as practicable but in any event no later than 10 business days after written demand by Indemnitee therefor is presented to the Company.
(b)    Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section 2 shall be subject to the condition that the Reviewing Party (as described in Section 11(e) hereof) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel as defined in Section 11(d) hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law and (ii) and Indemnitee acknowledges and agrees that the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section 4(a) (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid to Indemnitee to the extent not permitted to be so indemnified; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control (as defined in Section 11(c) hereof), the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control, the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3(e) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.
(c)    Contribution. If the indemnification provided for in Section 3(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnitee in respect of any Expenses referred to therein, then the Company, in lieu of indemnifying Indemnitee thereunder, shall contribute to the amount paid or payable by Indemnitee as a result of such Expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Indemnitee or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Indemnitee in connection with the action or inaction which resulted in such Expenses, as well as any other relevant equitable considerations. In connection with the registration of the Company’s securities, the relative benefits received by the Company and Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information

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supplied by the Company or Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.
The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 3(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first paragraph of this Section 3(c). In connection with the registration of the Company’s securities, in no event shall an Indemnitee be required to contribute any amount under this Section 3(c) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by Indemnitee or (ii) the proceeds received by Indemnitee from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.
(d)    Survival Regardless of Investigation. The indemnification and contribution provided for herein will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee or any officer, director, employee, agent or controlling person of Indemnitee.
(e)    Change in Control. After the date hereof, the Company agrees that if there is a Change in Control of the Company then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses under this Agreement or any other agreement or under the Company’s Certificate or Bylaws as now or hereafter in effect, Independent Legal Counsel (as defined in Section 11(d) hereof) shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to abide by such opinion and to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all reasonable expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
(f)    Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in the defense of any action, suit, proceeding, inquiry or investigation referred to in Section 3(a) hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection herewith.
(g)    If (i) Indemnitee is or was affiliated with one or more venture capital funds that has invested in the Company (a “Stockholder Affiliate”), and (ii) the Stockholder Affiliate and any general partner, managing member, director, officer or employee of such Stockholder Affiliate (each, a “Stockholder Affiliate Indemnified Party”) is, or is threatened to be made, a party to or a participant in any Proceeding relating to or arising by reason of Stockholder Affiliate’s position as a stockholder of the Company, or Stockholder Affiliate’s appointment of or affiliation with Indemnitee or any

EXHIBIT 10.1

other director, including without limitation any alleged misappropriation of a Company asset or corporate opportunity, any claim of misappropriation or infringement of intellectual property relating to the Company, any alleged false or misleading statement or omission made by the Company (or on its behalf) or its employees or agents, or any allegation of inappropriate control or influence over the Company or its Board members, officers, equity holders or debt holders, then the Stockholder Affiliate and each Stockholder Affiliate Indemnified Party will be entitled to indemnification hereunder for Expenses to the same extent as Indemnitee, and the terms of this Agreement as they relate to procedures for indemnification of Indemnitee and advancement of Expenses shall apply to any such indemnification of Stockholder Affiliate and each Stockholder Affiliate Indemnified Party. The Company and Indemnitee agree that the Stockholder Affiliate and Stockholder Affiliate Indemnified Parties are express third party beneficiaries of the terms of this Section 3(g).
4.    Expenses; Indemnification Procedure.
(a)    Advancement of Expenses. The Company shall advance all Expenses incurred by or on behalf of Indemnitee. The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than ten business days after written demand by Indemnitee therefor to the Company.
(b)    Notice/Cooperation by Indemnitee. Indemnitee shall give the Company notice in writing in accordance with Section 1 of this Agreement as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notwithstanding the foregoing, any failure of Indemnitee to provide such a notice to the Company, or to provide such a notice in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.
(c)    No Presumptions; Burden of Proof. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware. Accordingly, the parties agree that the following presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.
(d)    Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 4(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to

EXHIBIT 10.1

the insurers in accordance with the procedures set forth in each of the Company’s policies. The Company shall thereafter take all commercially reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.
(e)    Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such Claim at Indemnitee’s expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.
(f)    In the event that (i) a determination is made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 4(a) of this Agreement, (iii) no determination of entitlement to indemnification by the Reviewing Party is made pursuant to Section 3(b) of this Agreement within 90 days after receipt by the Company of a request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) business days after receipt by the Company of a written request therefor or (v) payment of indemnification is not made within ten (10) business days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 3(b) of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification. The Company shall not oppose Indemnitee’s right to seek any such adjudication.
5.    Nonexclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the DGCL, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.
6.    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against any Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Certificate of Incorporation, Bylaws, from a Secondary Indemnification Source or otherwise) of the amounts otherwise indemnifiable hereunder; provided, that in the event a Secondary Indemnification Source has made a payment in connection with any Claim to the Indemnitee, such Secondary Indemnification Source shall be subrogated to the rights of the Indemnitee hereunder.
7.    Partial Indemnification. If any Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any Claim, but

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not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.
8.    Mutual Acknowledgement. The Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, controlling persons, agents or fiduciaries under this Agreement or otherwise. Each Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s rights under public policy to indemnify Indemnitee.
9.    Primacy of Indemnification. The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more Stockholder Affiliates, their affiliates or through other sources, including, but not limited to, an umbrella policy (collectively, the “Secondary Indemnification Sources”) which Indemnitee and the Secondary Indemnification Sources intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board. The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Secondary Indemnification Sources to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that the Company shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation or Bylaws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Secondary Indemnification Sources, and, (iii) that the Company irrevocably waives, relinquishes and releases the Secondary Indemnification Sources from any and all claims against the Secondary Indemnification Sources for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Secondary Indemnification Sources on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Secondary Indemnification Sources shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Secondary Indemnification Sources are express third party beneficiaries of the terms of this Section 9.
10.    Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
(a)    Claims Initiated by Indemnitee. To indemnify or advance expenses to any Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings to establish or enforce a right to indemnify under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnification Events if Indemnitee is ultimately successful in such action, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim or (iii) as otherwise required under Section 145 of the DGCL, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be;

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(b)    Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute; or
(c)    Claims Excluded Under Section 145 of the Delaware General Corporation Law. To indemnify Indemnitee if (i) Indemnitee did not act in good faith or in a manner reasonably believed by such Indemnitee to be in or not opposed to the best interests of the Company, (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful or (iii) Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent the court in which such action was brought shall permit indemnification as provided in Section 145(b) of the DGCL.
(d)    Other Claims. To indemnify Indemnitee for Claims resulting from (i) Indemnitee gaining in fact any personal profit or advantage to which Indemnitee is not entitled; or (ii) the return by Indemnitee of any remuneration paid to Indemnitee without the previous approval of the stockholders of the Company, which is illegal; or (iii) the payment of any sums by the Company under this Agreement or other agreement which is not permitted by applicable law.
11.    Construction of Certain Phrases.
(a)    For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent, control person or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, control person, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
(b)    For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on any Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if any Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
(c)    For purposes of this Agreement a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (A) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more

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of the combined voting power of the Company’s then outstanding Voting Securities, increases his or her beneficial ownership of such securities by 5% or more over the percentage so owned by such person or (B) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.
(d)    For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 3(d) hereof, who shall not have otherwise performed services for the Company or any Indemnitee within the last three years (other than with respect to matters concerning the right of any Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).
(e)    For purposes of this Agreement, a “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee are seeking indemnification, or Independent Legal Counsel.
(f)    For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.
12.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.
13.    Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnification Events regardless of whether any Indemnitee continues to serve as a director, officer, employee, agent, controlling person or fiduciary of the Company or of any other enterprise, including subsidiaries of the Company, at the Company’s request.

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14.    Attorneys’ Fees. In the event that any action is instituted by an Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, any Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action if Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court having jurisdiction over such action determines that the Indemnitee’s material defenses to such action were made in bad faith or were frivolous.
15.    Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five calendar days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at Indemnitee’s address as set forth beneath Indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate offices (attention: Legal Department) or at such other address as such party may designate by ten calendar days’ advance written notice to the other party hereto.
16.    Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.
17.    Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
18.    Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.
19.    Subrogation. Except as provided in Section 9, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against Secondary Indemnification Sources) who shall execute all documents required and shall

EXHIBIT 10.1

do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
20.    Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
21.    Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.
22.    No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving the Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.
23.    Corporate Authority. The Board of Directors of the Company has approved the terms of this Agreement.
Signature Page Follows.

EXHIBIT 10.1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY:

PROS HOLDINGS, INC.

By:

INDEMNITEE:

Print Name:_____________________________

SIGNATURE PAGE TO INDEMNITY AGREEMENT